UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

CPI Card Group Inc. 10026 West San Juan Way Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

CPI Card Group Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) on May 27, 2020. At the Annual Meeting, the Company’s stockholders voted on (i) the election of six directors and (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020. All six director nominees were elected, and the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2020.

The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 13, 2020.

I.                                         Election to the Company’s Board of Directors of the following six nominees:

Nominee	For	Against	Abstentions	Broker Non-Votes
Robert Pearce	7,555,566	24,892	3,157	1,966,543
Nicholas Peters	7,485,780	94,633	3,202	1,966,543
Scott Scheirman	7,422,773	157,875	2,967	1,966,543
Bradley Seaman	7,485,713	94,899	3,003	1,966,543
Marc Sheinbaum	7,549,573	26,786	7,256	1,966,543
Valerie Soranno Keating	7,510,295	66,284	7,036	1,966,543

II.                                    Ratification of appointment of KPMG LLP as independent registered public accounting firm:

For	Against	Abstentions
9,464,398	77,730	8,030

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CPI CARD GROUP INC.

Date: May 29, 2020	By:	/s/ Sarah J. Kilgore
Name: Sarah J. Kilgore
Title: Chief Legal and Compliance Officer

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